Contact:

Keting Lin, IR Associate Alliance Fiber Optic Products, Inc. 408-736-6900 x188 Email: klin@afop.com	July 22, 2015

AFOP REPORTS RECORD QUARTERLY SALES IN Q2 2015
GUIDANCE FOR YEAR-OVER-YEAR INCREASES OF 33% IN Q3 2015

Sunnyvale, CA – July 22, 2015 - Alliance Fiber Optic Products, Inc. (Nasdaq GM: AFOP), an innovative supplier of fiber optic components, subsystems and integrated modules for the fiber optic communication market, today reported its financial results for the second quarter ended June 30, 2015.

Revenues for the second quarter of 2015 were $25,045,000, a 16% increase from revenues of $21,663,000 reported in the first quarter of 2015 and a 3% increase from revenues of $24,199,000 reported in the second quarter of 2014.

Net income for the quarter ended June 30, 2015 was $5,040,000, or $0.28 per share, compared to net income of $3,558,000, or $0.20 per share, for the first quarter of 2015, and net income of $3,782,000, or $0.20 per share, for the second quarter of 2014.

Non-GAAP net income for the quarter ended June 30, 2015 was $6,705,000, or $0.38 per share, compared to non-GAAP net income of $5,222,000, or $0.29 per share, for the first quarter of 2015 and non-GAAP net income of $6,446,000, or $0.35 per share, for the second quarter of 2014.

Gross margin for the quarter ended June 30, 2015 increased to 42%, compared to 41% in the first quarter of 2015 and 40% in the year ago quarter. Operating margin for the quarter ended June 30, 2015 was 27%, compared to 25% in the first quarter of 2015 and 27% in the year ago quarter.

Non-GAAP gross margin for the quarter ended June 30, 2015 was 43%, compared to 41% in the first quarter of 2015 and 41% in the year ago quarter. Non-GAAP operating margin for the quarter ended June 30, 2015 was 30%, compared to 27% in the first quarter of 2015 and 29% in the year ago quarter.

Peter Chang, President and Chief Executive Officer, commented, “Thanks to the support of our customers and particularly the revenue growth from a broader set of OEM customers serving data center demands, we were able to deliver record quarterly revenue, which exceeded our previous guidance. With our focus on operational excellence and the higher quarterly revenue, we further improved our quarterly financial performance with record levels of gross margin, operating margin, profits and EPS.”

“More importantly, as bandwidth demands drive the need for further network investments in both Telecom and Datacom communications, overall trends in Datacom continue to be bullish and customer demands remain strong. With the progress we have made serving our customers and extending our product technology in recent quarters, we are encouraged by the opportunity for continuous business growth in the coming years. For the third quarter, we expect revenues to be in the range of $24 million to $26 million. For the full year of 2015, we expect to deliver both record revenues and profits.” concluded Mr. Chang.

Conference Call

A more detailed review of second quarter financial results as well as the outlook for the third quarter of 2015 will be provided, when the complete second quarter results are discussed on a conference call at 1:30 p.m. (Pacific) on July 22, 2015. To participate in AFOP’s conference call, please call 877-675-3572 at least ten minutes prior to the call in order for the operator to connect you. The confirmation number for the call is 72362987. AFOP will also provide a live webcast of its second quarter 2015 conference call at AFOP’s website: www.AFOP.com. The webcast replay will be available on AFOP’s website 90 minutes after the live conference call.

About AFOP
Founded in 1995, Alliance Fiber Optic Products, Inc. designs, manufactures and markets a broad range of high performance fiber optic components and integrated modules. AFOP's products are used by leading and emerging communications equipment manufacturers to deliver optical networking systems to the long-haul, enterprise, data center, metropolitan and last mile access segments of the communications network. AFOP offers a broad product line of passive optical components including interconnect systems, splitters, thin film CWDM and DWDM components and modules, and optical attenuators. AFOP is headquartered in Sunnyvale, California, with manufacturing and product development capabilities in the United States, Taiwan and China. AFOP's website is located at http://www.afop.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to our expectations regarding future revenue and profit levels and the time periods thereof, our business prospects, demand for our products and sources of demand, and our expectations for growth in the fiber optic industry, are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to general economic conditions and trends, trends in demand for bandwidth, the impact of competitive products and pricing, timely introduction of new technologies, timely design acceptance by our customers, the acceptance of new products and technologies by our customers, customer demand for our products, the timing of customer orders, loss of key customers or customer orders, our ability to ramp new products into volume production, the mix of products sold and product pricing, the costs associated with running our operations, industry-wide shifts in supply and demand for optical components and modules, the success of cost control efforts, our ability to obtain and maintain operational efficiencies, financial stability in foreign markets, and other risks detailed from time to time in our SEC reports, including AFOP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. These forward-looking statements speak only as of the date hereof. AFOP disclaims any intention or obligation to update or revise any forward-looking statements.

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	Jun. 30,	Dec. 31,
	2015	2014
ASSETS
Current assets:
Cash and short-term investments	$57,914	$54,580
Accounts receivable, net	13,442	10,806
Inventories	10,643	9,305
Deferred tax asset	3,332	3,690
Other current assets	2,672	2,077
Total current assets	88,003	80,458

Long-term investments	10,727	10,635
Property and equipment, net	15,689	13,868
Other assets	262	212
Total assets	$114,681	$105,173

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,401	$9,236
Accrued expenses and other current liabilities	8,316	8,699
Total current liabilities	20,717	17,935

Long-term liabilities	1,000	978
Total liabilities	21,717	18,913

Stockholders' equity	92,964	86,260
Total liabilities and stockholders' equity	$114,681	$105,173

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2015	2015	2014	2015	2014
Revenues	$25,045	$21,663	$24,199	$46,708	$49,081

Cost of revenues	14,550	12,871	14,504	27,421	29,472
Gross profit	10,495	8,792	9,695	19,287	19,609

Operating expenses:
Research and development	1,169	1,143	1,067	2,312	2,175
Selling, marketing and administrative	2,567	2,231	2,061	4,798	4,397
Total operating expenses	3,736	3,374	3,128	7,110	6,572

Income from operations	6,759	5,418	6,567	12,177	13,037
Interest and other income, net	192	196	186	388	333
Income before provision for income taxes	$6,951	$5,614	$6,753	$12,565	$13,370

Provision for income taxes	(1,911)	(2,056)	(2,971)	(3,967)	(4,573)
Net income	$5,040	$3,558	$3,782	$8,598	$8,797

Net income per share
Basic	$0.28	$0.20	$0.20	$0.48	$0.48
Diluted	$0.27	$0.19	$0.20	$0.47	$0.46

Weighted average shares outstanding
Basic	17,822	17,872	18,533	17,847	18,478
Diluted	18,422	18,296	19,230	18,406	19,116

Included in costs and expenses above:
Stock-based compensation expense
Cost of revenue	$137	$121	$115	$258	$292
Research and development	58	46	64	104	147
Selling, marketing and administrative	575	329	351	904	808
Total	$770	$496	$530	$1,266	$1,247

ALLIANCE FIBER OPTIC PRODUCTS, INC.
Reconciliations from GAAP to Non-GAAP
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2015	2015	2014	2015	2014
Gross Profit Reconciliation
GAAP gross profit	$10,495	8,792	$9,695	$19,287	$19,609
Stock-based compensation expense	137	121	115	258	292
Adjusted (non-GAAP) gross profit	$10,632	$8,913	$9,810	$19,545	$19,901
Adjusted (non-GAAP) gross margin	42.5%	41.1%	40.5%	41.8%	40.6%

Operating Expense Reconciliation
GAAP operating expenses	$3,736	3,374	$3,128	$7,110	$6,572
Stock-based compensation expense	633	375	415	1,008	955
Adjusted (non-GAAP) operating expenses	$3,103	$2,999	$2,713	$6,102	$5,617

Income from Operations Reconciliation
GAAP income from operations	$6,759	5,418	$6,567	$12,177	$13,037
Adjustments related to gross profit	137	121	115	258	292
Adjustments related to operating expense	633	375	415	1,008	955
Adjusted (non-GAAP) income from operations	$7,529	$5,914	$7,097	$13,443	$14,284
Adjusted (non-GAAP) operating margin	30.1%	27.3%	29.3%	28.8%	29.1%

Net Income Reconciliation
GAAP net income	$5,040	3,558	$3,782	$8,598	$8,797
Adjustments related to gross profit	137	121	115	258	292
Adjustments related to operating expense	633	375	415	1,008	955
Income tax provision adjustments	895	1,168	2,134	2,063	2,793
Adjusted (non-GAAP) net income	$6,705	$5,222	$6,446	$11,927	$12,837

Weighted average shares outstanding
Basic	17,822	17,872	18,533	17,847	18,478
Diluted	18,422	18,295	19,230	18,406	19,116

Net Income per Common Share - Basic:
GAAP as reported	$0.28	$0.20	$0.20	$0.48	$0.48
Non-GAAP as adjusted	$0.38	$0.29	$0.35	$0.67	$0.69

Net Income per Common Share - Diluted:
GAAP as reported	$0.27	$0.19	$0.20	$0.47	$0.46
Non-GAAP as adjusted	$0.36	$0.29	$0.34	$0.65	$0.67

Non-GAAP EBITDA
Non-GAAP net income	$6,705	$5,222	$6,446	$11,927	$12,837
Depreciation expense	680	658	707	1,338	1,391
Interest income	(200)	(192)	(183)	(392)	(361)
Income tax expense	1,016	888	837	1,904	1,781
Non-GAAP EBITDA	$8,201	$6,576	$7,807	$14,777	$15,648

Use of Non-GAAP Financial Information

The company provides Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP net income, Non-GAAP basic and diluted net income per share and EBITDA as supplemental information. In computing these non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense and income tax provision adjustments. In computing EBITDA, the company also excludes interest income, provision for (benefit from) income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.